SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported)   March 21, 2006
ProLogis

(Exact Name of Registrant as Specified in its Charter)
Maryland

(State or Other Jurisdiction of Incorporation)

1-12846	74-2604728

(Commission File Number)	(I.R.S. Employer Identification No.)

4545 Airport Way, Denver, Colorado	80239

(Address of Principal Executive Offices)	(Zip Code)
(303) 567-5000

(Registrant’s Telephone Number, Including Area Code)
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
Computation of Ratio of Earnings to Fixed Charges
Computation of Ratio of Earnings to Combined Fixed Charges
Unaudited Pro Forma Condensed Consolidated Statement of Operation

Item 8.01 Other Events
     (1) On September 15, 2005, Catellus Development Corporation, a publicly traded real estate investment trust (“REIT”), (“Catellus”) merged with and into Palmtree Acquisition Corporation, a ProLogis subsidiary, pursuant to an Agreement and Plan of Merger dated as of June 6, 2005, as amended , (the “Merger Agreement”) (the “Catellus Merger”).
     Under the terms of the Merger Agreement, Catellus stockholders had the opportunity to elect to receive cash or ProLogis common shares of benefical interest, par value $0.01, for their Catellus stock. The Merger Agreement provided that each Catellus stockholder received either 0.822 of a ProLogis common share or $33.81 in cash, without interest, or a combination of both, for each share of Catellus common stock that the stockholder owned. Each stockholder’s election was reallocated and prorated to fix the aggregate amount of cash issued to Catellus’ stockholders in the Catellus Merger equal to approximately $1.3 billion. Fractional shares were paid in cash. ProLogis issued approximately 55.9 million common shares to former Catellus stockholders as part of the Merger Agreement. The total Catellus Merger purchase price was approximately $5.3 billion.
     Exhibit 99.1 to this Current Report on Form 8-K includes an unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2005 that has been prepared based on certain pro forma adjustments to the historical condensed consolidated statement of operations of ProLogis for the year ended December 31, 2005 and the historical condensed consolidated statement of operations of Catellus for the period from January 1, 2005 to September 15, 2005 (the date of the Catellus Merger). The pro forma condensed consolidated statement of operations has been prepared as if the Catellus Merger had occurred as of January 1, 2005 and does not purport to be indicative of the results of operations that would actually have been achieved had the Catellus Merger occurred on that date, or which may be achieved in the future.
     In the opinion of ProLogis’ management, all significant adjustments necessary to reflect the effects of the Catellus Merger that can be factually supported within the Securities and Exchange Commission regulations covering the preparation of pro forma financial statements have been made.
     (2) ProLogis is filing a revised Exhibit 12.1—Computation of Ratio of Earnings to Fixed Charges and a revised Exhibit 12.2—Computation of Ratio of Earnings to Combined Fixed Charges and Preferred Share Dividends. These exhibits were previously included in ProLogis’ Annual Report of From 10-K for the fiscal year ended December 31, 2005, filed on March 16, 2006.
Item 9.01 Financial Statements and Exhibits
(b)	Pro forma financial information

Unaudited Pro Forma Condensed Consolidated Statement of Operations of ProLogis for the year ended December 31, 2005 (attached hereto as Exhibit 99.1 and incorporated herein by reference)

(c)	Exhibits

Exhibit No.	Description
12.1	Computation of Ratio of Earnings to Fixed Charges

12.2	Computation of Ratio of Earnings to Combined Fixed Charges and Preferred Share Dividends

99.1	Unaudited Pro Forma Condensed Consolidated Statement of Operations of ProLogis for the year ended December 31, 2005

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROLOGIS
March 21, 2006	By:	/s/ Dessa M. Bokides
		Name:	Dessa M. Bokides
		Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
12.1	Computation of Ratio of Earnings to Fixed Charges

12.2	Computation of Ratio of Earnings to Combined Fixed Charges and Preferred Share Dividends

99.1	Unaudited Pro Forma Condensed Consolidated Statement of Operations of ProLogis for the year ended December 31, 2005

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